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                                   EXHIBIT 3.2




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                                    BYLAWS                        Exhibit 3.2

                                      OF

                       PUGET SOUND POWER & LIGHT COMPANY

                       (As amended to September 1, 1987)



                                   ARTICLE I.
                                    NAME.

The name of the corporation (hereinafter referred to as this Corporation) is PUGET SOUND POWER & LIGHT COMPANY.

                                 ARTICLE II.
                           SHAREHOLDERS' MEETINGS.

   SECTION 1. ANNUAL MEETING. The Annual Meeting of the Shareholders shall be held on the second Tuesday of May in each year if not a legal holiday, and if a legal holiday then on the next succeeding business day not a legal holiday. In the event that such Annual Meeting is omitted by oversight or otherwise on the date herein provided for, the Directors shall cause a meeting in lieu thereof to be held as soon thereafter as conveniently may be, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the Annual Meeting. Such subsequent meeting shall be called in the same manner and as provided for Special Shareholders' Meetings.

   SECTION 2. SPECIAL MEETINGS. Special meetings of the Shareholders may be called at any time by the Board of Directors. If more than eighteen months are allowed to elapse without the Annual Shareholders' Meeting being held, any Shareholder may call such meeting to be held at the registered office of this Corporation. At any time, upon written request of any Director, or of any Shareholder or Shareholders holding in the aggregate one-fifth of the voting power of all Shareholders, it shall be the duty of the Secretary to call a Special Meeting of Shareholders to be held at the registered office at such time as the Secretary may fix, not less than ten nor more than thirty-five days after the receipt of said request, and if the Secretary shall neglect or refuse to issue such call, the Director or Shareholder or Shareholders making the request may do so.

   SECTION 3. PLACE OF MEETING . The Board of Directors may designate any place, either within or without the State of Washington, as the place of meeting for any Annual Meeting of Shareholders or for any Special Meeting of Shareholders called by the Board of Directors. If no designation is made, or if a Special Meeting of Shareholders be otherwise called, the place of meeting shall be the registered office of this Corporation.

   SECTION 4. NOTICE. A written notice, stating the place, day and hour of any Shareholders' Meeting and the objects for which such meeting is called, shall be given by the Secretary at least ten days before the meeting to each Shareholder entitled to vote thereat by mailing such notice, postage prepaid, addressed to such Shareholder at his address as it appears upon the books of this Corporation. Notice of any Shareholders' Meeting may be waived in writing by any Shareholder at any time.

   SECTION 5. QUORUM. At any meeting of the Shareholders, whether of one or more than one class, the presence, in person or by proxy, of the holders of a majority of the voting power of all Shareholders shall constitute a quorum, but if a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine and the meeting may be held as adjourned without further notice, but any meeting at which Directors are to be elected shall be adjourned only from day to day until such Directors have been elected. When a quorum is present at any meeting, the holders of a majority of the voting power of the Shareholders represented thereat shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law, by the Articles of Incorporation or by these Bylaws, a larger or different vote is required, in which case such express provision shall govern and control the decision of such question. The election of Directors by the Preferred Stock or the Preference Stock, voting as separate classes, and the election of Directors by the Common Stock, although held at the same time and place, shall be deemed to be subjects of separate meetings.

   SECTION 6. PROXY AND VOTING. The voting power of the respective classes of stock of this Corporation shall be as provided in the Articles of Incorporation. Shareholders of record entitled to vote may vote at any meeting either in person or by proxy in writing which shall be filed with the Secretary before being voted. Such proxy shall entitle the holder thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment thereof.


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                                ARTICLE III.
                             BOARD OF DIRECTORS.

   SECTION 1. NUMBER, TERM OF OFFICE AND QUALIFICATIONS. The Board of Directors shall consist of such number of Directors, not less than seven nor more than twenty-five, as shall be determined from time to time by resolution of the Board of Directors, but any such determination shall be subject to revision by the Shareholders. The Directors shall be elected at the Annual Meeting of Shareholders or at any meeting held in lieu thereof, as hereinbefore provided. In the event of any increase in the number of Directors, within such limits, by such a resolution, the vacancy or vacancies so resulting shall be filled by a majority vote of the Directors then in office. Except as otherwise provided in Article VI hereof, each Director shall serve until the next Annual Meeting of Shareholders and until his successor is duly elected and qualified.

   SECTION 2. ELECTION OF DIRECTORS BY PREFERRED OR PREFERENCE SHAREHOLDERS. Wherever under the provisions of the Articles of Incorporation the holders of Preferred Stock or Preference Stock shall be entitled, voting as a class apart from the holders of Common Stock, to elect Directors, the provisions of the Articles of Incorporation with regard to fixing the number of Directors constituting a full Board of Directors, the election of Directors, their tenure of office, the filling of vacancies in the Board, and the removal of Directors, shall control.

   SECTION 3. GENERAL POWERS. The Board of Directors shall have the entire management of the business of this Corporation. In the management and control of the property, business and affairs of this Corporation, the Board of Directors is hereby vested with all the powers possessed by this Corporation itself so far as this delegation of authority is not inconsistent with the laws of the State of Washington, with the Articles of Incorporation or with these Bylaws.

   SECTION 4. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such places within or without the State of Washington and at such times as the Board by resolution may determine from time to time, and if so determined no notice thereof need be given.

   SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President, a Vice President, the Secretary or two or more Directors. The person or persons authorized to call such Special Meetings may fix any place, within or without the State of Washington, as the place for holding any Special Meeting called by them.

   SECTION 6. NOTICE . Notice of any Special Meeting of the Board of Directors, stating the time and place thereof, shall be given by mailing the same to each Director at his residence or business address at least two days before the meeting or by delivering the same to him personally or by telephoning or telegraphing the same to him at his residence or business address at least one day before the meeting, unless, in case of exigency, the Chairman of the Board or the President or in their absence the Secretary shall prescribe a shorter notice to be given personally or by telephoning or telegraphing each Director at his residence or business address. Any Director may waive notice of any meeting and attendance of a Director at a meeting shall constitute a waiver of notice of such meeting. Notice of any meeting shall be given by the person or persons authorized to call such meeting or, at the request of such person or persons, by the Secretary.

   SECTION 7. QUORUM. One-third of the total number of Directors, but not less than three, shall constitute a quorum for the transaction of business, but a less number may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting a majority of the members present thereat shall decide any question brought before such meeting, except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws.

   SECTION 8. COMPENSATION OF DIRECTORS. Directors shall receive such compensation for their services as Directors, and as members of committees, as may be fixed from time to time by resolution of the Board of Directors and expenses, if any, may be allowed for attendance at meetings of the Board of Directors or committees thereof; provided that nothing herein contained shall be construed to preclude any Director from serving this Corporation in any other capacity and receiving compensation therefor. Any compensation so fixed by the Board of Directors shall be subject to revision by the Shareholders

                                 ARTICLE IV.
                        EXECUTIVE AND OTHER COMMITTEES

SECTION 1. EXECUTIVE COMMITTEE. The Board of Directors may elect from its number an Executive Committee of not less than three members, which Committee shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of this Corporation when the Board is not in session. The Executive Committee shall report its action to the Board of Directors. The Executive Committee may make rules for the notice, holding and conduct of its meetings and the keeping of the records thereof.


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   SECTION 2.  OTHER COMMITTEES.  The Board of Directors may likewise appoint from its number or from the Shareholders other committees from time to time, the number composing such committees and the powers conferred upon such committees to be determined by vote of the Board of Directors.

                                 ARTICLE V.
                                 OFFICERS.

   SECTION I . NUMBER. The officers of this Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. Each Vice President may be assigned by the Board of Directors an additional title descriptive of the functions assigned to him. The Board of Directors at its discretion may elect from its number a Chairman of the Board.

   SECTION 2. ELECTION AND TERM OF OFFICE . The officers shall be elected annually by the Board of Directors after election of the Directors by the Shareholders and at such other times as the Board of Directors may determine and shall hold office until their successors are duly elected and qualified, subject, however, to the provisions of Article VI hereof, and a meeting of the Directors may be held without notice for the election of officers immediately after the Annual Meeting of the Shareholders and at the same place.

   SECTION 3. ELIGIBILITY. The President may, but need not, be a Shareholder and shall be a Director of this Corporation. The Vice Presidents, Treasurer, Secretary and such other officers as may be elected or appointed may, but need not, be Shareholders or Directors of this Corporation. Any two of the offices of Vice President, Secretary and Treasurer may be combined in one person.

   SECTION 4. ADDITIONAL OFFICERS AND AGENTS. The Board of Directors at its discretion may appoint a Controller, one or more Assistant Treasurers, one or more Assistant Secretaries and such other officers or agents as it may deem advisable and may prescribe the duties thereof. All officers and agents appointed pursuant to this Section 4 shall hold office during the pleasure of the Board of Directors.

   SECTION 5. PRESIDENT. The President shall be the chief executive officer of this Corporation and perform the duties commonly incident to his office and, when present, shall preside at all meetings of the Board of Directors and of Shareholders, except that if there shall be a Chairman of the Board the President shall not, unless the Chairman of the Board is absent or disabled, perform such duties as are by these Bylaws or by a resolution of the Board of Directors delegated exclusively to the Chairman of the Board. The President is authorized to sign all certificates of stock, bonds, deeds and contracts of this Corporation and to perform such other duties as the Board of Directors from time to time shall determine.

   SECTION 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, when present, shall preside at all meetings of the Board of Directors and shall have such other powers as the Board of Directors shall by resolution from time to time prescribe. The Board of Directors may by resolution designate the Chairman of the Board as the chief executive officer of this Corporation. The Chairman of the Board, if present and designated for such purpose by resolution of the Board of Directors, shall preside over meetings of Shareholders.

   SECTION 7. VICE PRESIDENTS. Any Vice President, except as especially limited by resolution of the Board of Directors, shall perform the duties and have the powers of the President during the absence or disability of the President and shall have power to sign all certificates of stock, bonds, deeds and contracts of this Corporation. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time shall determine.

   SECTION 8. TREASURER. The Treasurer shall be the financial officer of this Corporation unless the Board of Directors shall have designated a Vice President to serve as principal financing and accounting officer, and shall have the powers and perform the duties commonly incident to the office of Treasurer and such other duties as the Board of Directors from time to time shall determine. He shall have the care and custody of all money, funds and securities of this Corporation and shall deposit or cause to be deposited all funds of this Corporation in such depositories as the Board of Directors may designate. He shall have power to endorse for deposit or collection, or otherwise, all checks, drafts, bills of exchange or orders for the payment of money payable to this Corporation. He is authorized to sign all checks, drafts, bills of exchange and orders for the payment of money of this Corporation. All checks, drafts or orders for the payment of money shall be signed either manually or, if and to the extent authorized by the Board of Directors, through the use of a facsimile signature, by the Treasurer or an Assistant Treasurer or such other officer or agent as the Board of Directors shall by resolution direct. In the absence of the Treasurer, an Assistant Treasurer shall perform his duties.

   SECTION 9. SECRETARY. The Secretary shall keep accurate minutes of all meetings of Shareholders, of the Board of Directors and of the Executive Committee and shall perform all the duties commonly incident to his office and shall perform such other duties and have such other powers as the Board of Directors from time to time shall determine. In his absence an Assistant Secretary or a Secretary pro tempore shall perform his duties.


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                                 ARTICLE VI.
                          RESIGNATIONS AND REMOVALS

   SECTION 1. RESIGNATIONS. Any Director or officer of this Corporation may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board or to the President or to the Secretary, and any member of any committee may resign by giving written notice either as aforesaid or to the committee of which he is a member or to the chairman thereof. Any such resignation shall take effect at the time specified therein, or if the time be not specified, upon receipt thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

   SECTION 2. REMOVALS. Subject to the provisions of the following Section 3 and of the laws of the State of Washington, the holders of Common Stock, at any meeting called for the purpose, by vote of a majority of the stock issued and outstanding, may remove from office any Director or officer elected or appointed by the holders of Common Stock or the Board of Directors or the Executive Committee and elect or appoint his successor. The Board of Directors, by vote of not less than a majority of the entire Board, may remove from office any officer, agent or member or members of any committee elected or appointed by it or by the Executive Committee.

   SECTION 3. REMOVAL BY PREFERRED OR PREFERENCE SHAREHOLDERS. Whenever under the provisions of the Articles of Incorporation the holders of the Preferred Stock or the Preference Stock shall be entitled as classes apart from the Common Stock, to elect Directors, the holders of the Preferred Stock or the Preference Stock, as the case may be, shall have the exclusive power to remove any Director elected by holders of Preferred Stock or Preference
Stock, as the case may be, or, if elected by Directors, whose predecessor was elected by the holders of Preferred Stock or Preference Stock, as the case may be, and they shall have no power to participate in the removal of any other Director or officer.

                                ARTICLE VII.
                                 VACANCIES

   If the office of any Director or officer or agent becomes vacant by reason of death, resignation, removal, disqualification or otherwise, a quorum of the remaining Directors as constituted for the time being may choose, by a majority vote, a successor or successors who shall hold office for the unexpired term, but any vacancy in the Board of Directors may be filled for an unexpired term by the Shareholders at a meeting called for that purpose unless such vacancy shall have been filled by the Directors, but all subject to the provisions of the Articles of Incorporation relating to the rights of the holders of the Preferred Stock and Preference Stock, voting as classes apart from the Common Stock, to elect Directors.

                                ARTICLE VIII.
                               INDEMNIFICATION

   SECTION 1. RIGHT TO INDEMNIFICATION . Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding'), by reason of the fact that he or she is or was a Director or officer of the Corporation or, that being or having been such a Director or officer or an employee of the Corporation, he or she is or was serving at the request of an executive officer of the Corporation as a Director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "Indemnitee"), whether the basis of a Proceeding is alleged action in an official capacity as such a Director, officer, employee or agent or in any other capacity while serving as such a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the full extent permitted by applicable law as then in effect, against all expense, liability and loss (including attorneys' fees, judgements, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that no indemnification shall be provided to any such Indemnitee if the Corporation is prohibited by the nonexclusive provisions of the Washington Business Corporation Act or other applicable law as then in effect from paying such indemnification; and provided, further, that except as provided in Section 2 of this Article with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if a Proceeding (or part thereof) was authorized or ratified by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any Proceeding in advance of its final disposition (hereinafter an "Advancement of Expenses'). Any Advancement of Expenses shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced it it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Section and (1) upon delivery to



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the Corporation of a written affirmation (hereinafter an "Affirmation") by the
Indemnitee of his or her good faith belief that such Indemnitee has met the standard of conduct necessary for indemnification by the Corporation pursuant to this Article or (2) upon such determination (hereinafter a "Determination") as may be permitted or required by the Washington Business Corporation Act or other applicable law.

   SECTION 2. RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under Section 1 of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part, in any such suit or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. The Indemnitee shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for an Advancement of Expenses, where the required Undertaking and Affirmation or Determination have been tendered to or made by the Corporation) and thereafter the Corporation shall have the burden of proof to overcome the presumption that the Indemnitee is so entitled. Neither the failure of the Corporation
(including its Board of Directors, independent legal counsel or its Shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its Shareholders) that the Indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the Indemnitee is not so entitled.

   SECTION 3. NONEXCLUSIVITY OF RIGHTS. The right to indemnification and the Advancement of Expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Articles of Incorporation, Bylaws, general or specific action of the Board of Directors, contract or otherwise.

   SECTION 4. INSURANCE, CONTRACTS AND FUNDING The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The Corporation may enter into contracts with any Director, officer, employee or agent of the Corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

   SECTION 5. INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The Corporation may, by action of its Board of Directors, grant rights to indemnification and Advancement of Expenses to employees and agents of the Corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and Advancement of Expenses of Directors and officers of the Corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or otherwise.

   SECTION 6. PERSONS SERVING OTHER ENTITIES. Any person who is or was a Director, officer, or employee of the Corporation who is or was serving (1) as a Director or officer of another corporation of which a majority of the shares entitled to vote in the election of its Directors is held by the Corporation or (2) in an executive or management capacity in a partnership, joint venture, trust, or other enterprise of which the Corporation or a wholly owned subsidiary of the Corporation is a general partner or has a majority ownership shall be deemed to be so serving at the request of an executive officer of the Corporation and entitled to indemnification and Advancement of Expenses under Section 1.

   SECTION 7. PROCEDURES FOR THE SUBMISSION OF CLAIMS. The Board of Directors may establish reasonable procedures for the submission of claims for indemnification pursuant to this Article VIII, determination of the entitlement of any person thereto, and review of any such determination. Such procedures shall be set forth in an appendix to these Bylaws and shall be deemed for all purposes to be a part hereof.


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                                 ARTICLE IX.
                  STOCK CERTIFICATES AND TRANSFER OF STOCK.

   SECTION 1. CERTIFICATES OF STOCK . Every Shareholder shall be entitled to a certificate or certificates of the stock of this Corporation in such form, conformable with statutory requirements, as may be prescribed by the Board of Directors, duly numbered and sealed with the corporate seal of this Corporation and setting forth the number and kind of shares to which such Shareholder is entitled. Such certificates shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary. The Board of Directors may also appoint one or more Transfer Agents and Registrars for its stock of any class or classes and may require stock certificates to be countersigned and registered by one or more of such Transfer Agents and Registrars and in all cases where stock certificates are signed by such a Transfer Agent or Registrar the signatures of any of this Corporation's officers named in this Section and the Seal of this Corporation upon such stock certificates may be facsimiles engraved or printed. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers for any reason before such certificate or certificates have been delivered by this Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers.

   SECTION 2. TRANSFER OF STOCK. Shares of stock may be transferred by delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign and transfer the same on the books of this Corporation, signed by the person appearing by the certificate to be the owner of the shares represented thereby, and shall be transferable on the books of this Corporation upon surrender thereof so assigned or endorsed. The person registered on the books of this Corporation as the owner of any shares of stock shall be entitled exclusively as the owner of such shares to receive dividends and to vote as such owner in respect thereof. It shall be the duty of every Shareholder to notify this Corporation of his post-office address.

   SECTION 3. LOSS OF CERTIFICATES. The Board of Directors may authorize the issuance of new certificates of stock to replace certificates of stock lost, stolen, mutilated or destroyed, or alleged to be lost, stolen, mutilated or destroyed, upon such terms and in accordance with such procedures as the Board of Directors shall deem proper and prescribe.

                                   ARTICLE X.
                              BONDS AND DEBENTURES.

   Every bond or debenture issued by this Corporation shall be signed by the President or any Vice President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary, and shall be sealed with the Seal of this Corporation. The Seal may be a facsimile, engraved or printed. Where any such bond or debenture is authenticated with the manual signature of an authorized officer of the corporate or other trustee designated by the indenture of trust or other agreement under which said security is issued, the signatures of any of this Corporation's officers named herein may be facsimiles. In case any officer or officers who shal1 have signed, or whose facsimile signature or signatures shall have been used on, any bond or debenture shall cease to be such officer or officers for any reason before the same has been delivered by this Corporation, such bond or debenture may nevertheless be issued and delivered as though the person or persons who signed it or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers.

                                 ARTICLE XI.
                                    SEAL.

   The Corporate Seal shall have inscribed thereon the name of this Corporation and the words "Corporate Seal Washington." In lieu of the Corporate Seal, a facsimile thereof may be impressed or affixed or reproduced.

                                ARTICLE XII.
                                AMENDMENTS

   Subject to any limitations imposed by law or the Articles of Incorporation, these Bylaws may be added to, altered, amended, or repealed in whole or in part (a) at any Annual or Special Meeting of the Shareholders by affirmative vote of the holders of a majority of the voting power of all Shareholders, provided notice of the proposed addition, alteration, amendment or repeal is given in the notice of said meeting or (b) at any Regular or Special Meeting of the Board of Directors by affirmative vote of a majority of the Board of Directors, provided notice of the proposed addition, alteration, amendment or repeal is given in the notice of said meeting.